EXHIBIT 32

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Neiman Marcus, Inc. (the Company) hereby certifies, to such officer’s knowledge, that:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 27, 2013 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2013	/s/ KAREN W. KATZ
Karen W. Katz President and Chief Executive Officer

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Neiman Marcus, Inc. (the Company) hereby certifies, to such officer’s knowledge, that:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 27, 2013 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2013	/s/ JAMES E. SKINNER
James E. Skinner Executive Vice President, Chief Operating Officer and Chief Financial Officer